Exhibit 99.2

CONSENT OF INDEPENDENT VALUATION ADVISOR

We hereby consent to the description of our role in the real property valuation process set forth under the heading "February 28, 2023 NAV Per Share" in the Current Report on Form 8-K filed by Hines Global Income Trust, Inc. (Commission file number: 000-55599), on March 17, 2023 being included or incorporated by reference in the Registration Statement on Form S-3 (No. 333-220046) of Hines Global Income Trust, Inc., and the related prospectus that is a part thereof.

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Altus Group U.S. Inc.
Altus Group U.S. Inc.
March 17, 2023